UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Papa John's International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On April 11, 2019, the Corporate Governance and Nominating Committee and the Board of Directors (the “Board”) of Papa John’s International, Inc. approved new appointments to its standing Board Committees and created a Marketing Committee of the Board, following recent appointments of new Board members standing for election at the 2019 Annual Meeting of Stockholders.  The newly constituted committees are as follows:

Audit Committee:

Laurette T. Koellner, Chairman

Olivia F. Kirtley

Jocelyn C. Mangan

Compensation Committee:

Anthony M. Sanfilippo, Chairman

Christopher L. Coleman

Sonya E. Medina

Corporate Governance and Nominating Committee:

Christopher L. Coleman, Chairman

Sonya E. Medina

Anthony M. Sanfilippo

Marketing Committee:

Michael R. Dubin, Chairman

Shaquille R. O’Neal

Jocelyn C. Mangan